UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Strathvale House, 2nd Floor 90 North Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 7, 2015, the Company held the Annual Meeting. The Company previously filed the Proxy Statement and related materials pertaining to the Annual Meeting with the Securities and Exchange Commission. On the record date of June 30, 2015, there were 6,060,000 ordinary shares outstanding and entitled to vote at the Annual Meeting.

Proposal 1: Election of Directors

Six nominees for the Board of Directors were elected to serve as directors of the Company, each to hold office in accordance with the Articles of Association of the Company until the annual general meeting of shareholders of the Company in 2016. The tabulation of votes was as follows:

Director Nominee	Votes For	Votes Against	Abstain

Paresh Patel	2,414,332	24,879	10,001

Sanjay Madhu	2,412,974	26,237	10,001

Krishna Persaud	2,412,893	25,818	10,501

Ray Cabillot	2,393,511	25,700	30,001

Allan Martin	2,383,086	36,125	30,001

Mayur Patel, M.D.	2,373,907	45,304	30,001

Proposal 2: Ratification of the Appointment of Independent Auditor

The appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2015 was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
5,416,106	9,500	97,601	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: August 11, 2015	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer